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                        NON-QUALIFIED STOCK OPTION AGREEMENT


This Option Agreement (the "Agreement") is made as of the 13th day of August, 1999, between Qwest Communications International Inc., a Delaware corporation (the "Company"), and Joseph P. Nacchio (the "Optionee").

WHEREAS, pursuant to the Qwest Communications International Inc. Equity Incentive Plan, as amended and restated, effective June 1, 1998 (the "Plan"), the Company desires to afford the Optionee the opportunity to purchase shares of Stock (the "Common Shares").

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS:  CONFLICTS.

Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Plan. The terms and provisions of the Plan are incorporated herein by reference. Except as specifically otherwise provided herein, in the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control.

2.   GRANT OF OPTIONS.

The Company hereby grants to the Optionee the right and option to purchase up to (a) 8,500,000 Common Shares (the "First Option"), on the terms and conditions herein set forth, and (b) 500,000 Common Shares (the "Second Option"), on the terms and conditions set forth herein. The First Option and the Second Option are collectively referred to as the "Options."

3.   PURCHASE PRICE.

The purchase price of each Common Share covered by each Option shall be $28.50 (the "Purchase Price").

4.   TERM OF OPTIONS.

The term of each Option shall be ten (10) years from the date hereof, subject to earlier termination as provided in Section 6 hereof.

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5.   VESTING OF OPTIONS.

Each Option, subject to the terms, conditions and limitations contained herein, shall vest and become fully exercisable with respect to all the Common Shares on May 13, 2009, provided the Optionee has remained in continuous employment with the Company from the date hereof through May 13, 2009. However, upon the closing of the merger contemplated by the Agreement and Plan of Merger dated as of July 18, 1999, between the Company and U S WEST, Inc. as amended as of the date hereof and as the same may be further amended, restated or modified, between U S WEST, Inc., and the Company (the "Transaction"), each Option shall vest and become exercisable in installments as set forth in the table below, provided that (i) with respect to each such installment, the Optionee has remained in continuous employment with the Company from the date hereof through the date such installment is designated to vest and (ii) the Second Option shall not vest and become exercisable, in whole or in part, until the 30th consecutive trading day on which the published closing price of the Common Shares shall be not less than $45 per share for each of 30 consecutive trading days ending on or before the date that is the second anniversary of the closing (the "Closing") of the Transaction (the "Price Target") (it being understood that, effective on such 30th consecutive trading day on which the published closing price of the Common Shares shall be not less than $45 per share (the "Second Option Effective Date") and subject to the other terms and conditions hereof, the Second Option shall vest and become exercisable in accordance with the vesting schedule below):

     (a)  with respect to the First Option:

          Anniversary of Option Grant        Cumulative Shares Vested
          First                              2,125,000
          Second                             4,250,000
          Third                              6,375,000
          Fourth                             8,500,000;

     (b)  with respect to the Second Option:

          Anniversary of Option Grant        Cumulative Shares Vested
          First                              125,000
          Second                             250,000
          Third                              375,000
          Fourth                             500,000.

If the Transaction closes and the Optionee's employment with the Company is terminated by the Company after the closing of the Transaction for any reason other than cause or if the Optionee terminates his employment for good reason after the Closing, the Optionee shall vest in one-twelfth (1/12) of the number of Common Shares covered by each Option that would otherwise vest on the next anniversary of the date of the grant for each full month elapsed from the immediately preceding anniversary date on which shares shall have vested (or, if the date of termination shall occur before the first anniversary date,

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from the date of the grant) to the date of termination, except that if Philip
F. Anschutz is not a director of the Company on the date of such termination then the First Option shall vest in full and become immediately exercisable on the date of such termination and the Second Option shall vest in full on the Second Option Effective Date (if the same shall occur or have occurred on or before the second anniversary of the date of the Closing). If, at any time the number of Common Shares that are covered by the vested portion of the Options includes a fractional share, the number of Common Shares as to which the Options shall be actually vested shall be rounded down to the next whole Common Share.

Notwithstanding the vesting schedule set forth above and the provisions of the Plan governing the terms of the Options, (a) if the Optionee's employment with the Company shall terminate before the Closing because of his death or Disability, then the First Option shall vest in full and become exercisable on the date of the Closing (if the Closing shall occur) and the Second Option shall vest in full and become immediately exercisable on the Second Option Effective Date (if the Second Option Effective Date shall occur or have occurred on or before the second anniversary of the date of the Closing) and
(b) if the Optionee's employment with the Company shall terminate after the Closing because of his death or Disability, the First Option shall vest in full and become immediately exercisable on the date of his death or such Disability termination and the Second Option shall vest in full and become immediately exercisable on the later of the Second Option Effective Date (if the Second Option Effective Date shall occur or have occurred on or before the second anniversary of the date of the Closing) and his death or Disability termination. For avoidance of doubt, if the Transaction does not close, neither Option shall vest if the Optionee dies, is terminated as a result of Disability or otherwise is terminated or ceases for any reason whatsoever to be continuously employed by the Company prior to May 13, 2009.

6.   TERMINATION OF EMPLOYMENT.

     (a) Except as set forth in the Plan, in the event the Optionee's employment with the Company is terminated for reasons other than due to death, Disability or cause, each Option that shall be or become exercisable shall be exercisable until the later of February 13, 2005 and the date that is 18 months after the date of termination. In the event the Optionee's employment with the Company terminates by reason of death or Disability before or after the Closing, each Option that shall then be or become exercisable shall be exercisable until the later of February 13, 2005 and the date that is 18 months after his death or Disability termination. In the event the Optionee's employment with the Company is terminated by the Company for cause, each Option that shall then be exercisable shall be exercisable until the date that is 6 months after the day following such termination. Upon any cessation of the Optionee's employment with the Company for any reason, including termination for cause, each Option shall lapse as to any Common Shares for which it has yet to become exercisable as of the date of cessation of employment, except to the extent (a) that any Option shall become exercisable upon the death or Disability

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          termination of the Optionee as provided in this Agreement and (b)
          expressly provided to the contrary in this Agreement.

     (b) As used in this Agreement, the "Company" shall include any Affiliated Corporation of the Company.

     (c) As used in this Agreement, "cause," "good reason" and "Disability termination" shall have the same meanings as in the Optionee's Employment Agreement dated December 21, 1996, as amended as of the date hereof (the "Employment Agreement").

7.   CHANGE OF CONTROL.

     (a) As used in this Agreement, "change of control" shall have the meaning set forth in the Plan. For avoidance of doubt, the Transaction shall not constitute a change of control for purpose of the Options, and only transactions consummated following the close of the Transaction shall constitute a change of control for purposes of the Options.

     (b) In the event there is both a change of control and a subsequent termination of the Optionee's employment with the Company (i) by the Company for reasons other than cause or (ii) by the Optionee for good reason (provided that the occurrence of a change of control shall not constitute good reason), in each case following a change of control, the Options shall vest in full and become immediately exercisable on the date of such termination, and shall remain vested and exercisable during the remaining term thereof. The provisions of this Section 7 shall apply only if a change of control occurs following the closing of the Transaction.

8.   TRANSFERABILITY OF OPTION.

Except to the extent permitted by the Committee in accordance with the provisions of the Plan, the Optionee may not voluntarily or involuntarily pledge, hypothecate, assign, sell or otherwise transfer the Options except by will or the laws of descent and distribution, and during the Optionee's lifetime, the Options shall be exercisable only by the Optionee.

9.   NO RIGHTS AS A STOCKHOLDER.

The Optionee shall have no rights as a stockholder with respect to any Common Shares until the date of issuance to the Optionee of a certificate evidencing such Common Shares. No adjustments, other than as provided in Article IV of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions for which the record date is prior to the date the certificate for such Common Shares is issued. Subject to the foregoing, the terms of the Options (including the Price Target of $45 per share for the Second Option) shall be adjusted in the event of any stock split, stock dividend or other similar recapitalization.

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10.  REGISTRATION:  GOVERNMENTAL APPROVAL.

Each Option granted hereunder is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration, or qualifications of Common Shares issuable upon exercise of the Option is required by any securities exchange or under any state or Federal law, rule or regulation, or the consent or approval of any governmental regulatory body or other person is necessary or desirable as a condition of, or in connection with, the issuance of Common Shares, no Common Shares shall be issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions or with such conditions as are acceptable to the Committee.

11.  METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, each Option may be exercised by written notice to the Company, Attention: Manager, Stock Administration. Such notice shall state the election to exercise any Option and the number of Common Shares in respect of which the Option is being exercised, shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Purchase Price for such Common shares.

Payment of such Purchase Price shall be made in United States dollars by certified check or bank cashier's check payable to the order of the Company or by wire transfer to such account as may be specified by the Company for this purpose. Subject to such procedures and rules as may be adopted from time to time by the Committee, the Optionee may also pay such Purchase Price by (i) tendering to the Company Common Shares with an aggregate Fair Market Value on the date of exercise equal to such Purchase Price provided that such Common Shares must have been held by the Optionee for more than six (6) months, (ii) delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell Common Shares or to authorize a loan from the stockbroker to the Optionee and to deliver promptly to the Company an amount sufficient to pay such Purchase Price, or (iii) any combination of the methods of payment described in clauses (i) and (ii) and in the preceding sentence. The certificate for Common Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option. All Common Shares purchased upon the exercise of any Option as provided herein shall be fully paid and non-assessable.

12.  INCOME TAX WITHHOLDING.

The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the exercise of any Option and the issuance of the Common Shares, including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, or requiring the Optionee, or the beneficiary or legal representative of the Optionee, to pay to the

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Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations.

13.  NON-QUALIFIED STOCK OPTION.

The Option granted hereunder is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

14.  BINDING EFFECT.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.  GOVERNING LAW.

This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

16.  HEADINGS.

Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

17.  EXECUTION.

This Agreement is voidable by the Company if the Optionee does not execute the Agreement within 30 days of execution by the Company.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


QWEST COMMUNICATIONS INTERNATIONAL INC.



By:   /s/ Philip F. Anschutz
   -------------------------------
      Philip F. Anschutz
      Chairman of the Board


OPTIONEE:


/s/ Joseph P. Nacchio
----------------------------------
Joseph P. Nacchio


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